UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): April 10, 2014

ATWOOD OCEANICS, INC.

(Exact name of registrant as specified in its charter)

Texas	1-13167	74-1611874
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

15011 Katy Freeway, Suite 800 Houston, Texas		77094
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (281) 749-7800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On April 10, 2014, Atwood Oceanics Inc., as guarantor (the “Company”), and Atwood Offshore Worldwide Limited, as borrower (the “Borrower”), entered into a Restatement Agreement (the “Restatement Agreement”) with the lenders named therein, Nordea Bank Finland Plc, New York Branch, as existing administrative agent, and Nordea Bank Finland Plc, London Branch, as successor administrative agent, pursuant to which the Credit Agreement, dated as of May 6, 2011, as amended or otherwise supplemented prior to the date hereof, among the Company, as guarantor, the Borrower, the lenders named therein and Nordea Bank Finland Plc, New York Branch, as administrative agent for the lenders, including by the Incremental Commitment Agreement, dated July 25, 2013, among the Borrower, Nordea Bank Finland Plc, New York Branch, as administrative agent, and certain lenders party thereto, was amended and restated in its entirety (as so amended and restated, the “Credit Agreement”). The Restatement Agreement, among other things, (i) extends the maturity of the Credit Agreement to May 2018, (ii) increases the total commitments under the Credit Agreement to $1.55 billion and (iii) reduces the interest rates and commitment fees under the Credit Agreement.

As a result of the Restatement Agreement, borrowings under the Credit Agreement bear interest at the Eurodollar rate plus a margin ranging from 1.75% to 2.00% and the commitment fee on the unused portion of the underlying commitment ranges from 0.30% to 0.40%, in each case based on the corporate credit ratings of the Company.

In connection with the Restatement Agreement, the Company mortgaged as additional collateral under the Credit Agreement the Atwood Mako and Atwood Manta, as well as pledged the equity interests in the subsidiaries of the Company that own, directly or indirectly, the Atwood Mako and Atwood Manta. As a result, the Credit Agreement is secured primarily by first preferred mortgages on nine of our active drilling units (the Atwood Aurora, Atwood Beacon, Atwood Eagle, Atwood Falcon, Atwood Hunter, Atwood Osprey, Atwood Condor, Atwood Mako and Atwood Manta), as well as liens on the equity interests of our subsidiaries that own, directly or indirectly, such drilling units.

For a description of the other terms of the Credit Agreement, please see “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources—Revolving Credit Facility” in the Company’s Annual Report on Form 10-K for the year ended September 30, 2013, which description is incorporated herein by reference.

This description of the Restatement Agreement and the Credit Agreement is a summary only and is qualified in its entirety by the full and complete terms of the Restatement Agreement and the Credit Agreement, which are attached as exhibit 10.1 hereto.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

10.1 Restatement Agreement, dated as of April 10, 2014, among Atwood Oceanics, Inc., Atwood Offshore Worldwide Limited, the lenders party thereto, Nordea Bank Finland Plc, New York Branch, as existing administrative agent, and Nordea Bank Finland Plc, London Branch, as successor administrative agent.

10.2 Amended and Restated Credit Agreement, dated as of April 10, 2014, among Atwood Oceanics, Inc., Atwood Offshore Worldwide Limited, the lenders party thereto and Nordea Bank Finland Plc, London Branch, as administrative agent (included in Exhibit 10.1)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATWOOD OCEANICS, INC.

By:	/s/ Walter A. Baker
Walter A. Baker
Vice President, General Counsel and Corporate
Secretary

Date: April 11, 2014

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